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Exhibit 10.

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             Effective July 1, 1996

Integrated Measurement Systems, Inc.         "Company"
9525 SW Gemini Drive
Beaverton, OR 97008


SECTION 1. PURPOSE.

     1.1 Integrated Measurement Systems, Inc., an Oregon corporation (the "Company"), hereby establishes this Integrated Measurement Systems, Inc. Executive Deferred Compensation Plan (the "Plan") for the purpose of providing its eligible executives with a program for deferring compensation that otherwise would be earned during employment. It is intended that the Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates for purposes of the federal income tax laws and the Employee Retirement Income Security Act of 1974 ("ERISA") and all documents, agreements or instruments made or given pursuant to the Plan shall be interpreted so as to effect such intent.

SECTION 2. ELIGIBILITY.

     2.1 ELIGIBLE EXECUTIVES. Each employee of the Company or member of the board of directors, who is designated by the Compensation Committee of the board of directors of the Company (the Compensation Committee) as an eligible executive (the "Eligible Executive") shall participate in the Plan effective as of the later of the following:

          (a)  The date determined by the Compensation Committee.
          (b) The date the Eligible Executive is formally notified that the Eligible Executive is a participant.

     2.2 DESIGNATED SUBSIDIARIES AND AFFILIATES. For purposes of this Plan, the term "Company" shall include any subsidiary or affiliate of the Company which is designated by the Compensation Committee as an employer whose executives will be eligible to participate in this Plan.

SECTION 3. ELECTION TO DEFER COMPENSATION.

     3.1 DEFERRAL ELECTION. For each calendar year of participation, an Eligible Executive employed by the Company may elect to defer receipt of a specified whole percentage, from one (1) to 90 percent, or a specified dollar amount, of the following:

          (a) the Eligible Executive's salary for the calendar year,
          (b) any bonus earned during the calendar year, and
          (c) any commission amount earned during the calendar year.

     For each calendar year of participation, an Eligible Executive other than an employee may elect to defer receipt of a specified whole percentage, from one (1) to 100 percent, or a specified dollar amount, of any board fees earned during the calendar year.

     Provided that, the Administrative Committee (as defined in Section 9) may designate procedures reasonably designed to provide a minimum annual deferral into this Plan of not less than $2,000 per calendar year.

     3.2 TIMING OF DEFERRAL ELECTION. Except as provided in 3.3, each Eligible Executive may elect to defer receipt of any such salary, bonus or board fees for any calendar year by filing with the Company the Deferral Election Form provided by the Administrative Committee by December 31 of the preceding year.


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     3.3 MID-YEAR PARTICIPATION. If an Eligible Executive becomes a participant during the year, the salary, bonus or board fees considered under the Plan shall be limited to the salary, bonus or board fees earned on and after the date on which the Deferral Election Form is filed. Unless the Administrative Committee determines that a different allocation is appropriate, salary, bonus or board fees shall be allocated evenly throughout the calendar year for purposes of determining amounts earned on and after the effective date. The Eligible Executive must file with the Company the elections described in 3.1 within 30 days after the effective date of their participation.

     3.4 INTEGRATION WITH 401(K) ELECTION. If an Eligible Executive wishes to integrate deferral elections under this Plan and the Company's IRC
Section 401(k) Profit Sharing Plan, a single combined Deferral Election Form may be filed with the Company. The Company shall allocate amounts deferred into each plan in accordance with procedures defined by the Administrative Committee, provided however, that no amount may be retroactively allocated from the 401(k) plan to this Plan after the time that such amount has been allocated to the 401(k) plan.

     3.5 NO ELECTION TO DEFER. If an Eligible Executive fails to elect to defer compensation under the Plan for any calendar or fiscal year by the dates specified in 3.2 or 3.3, any salary, bonus or board fees which the Eligible Executive is entitled to receive shall be paid to the Eligible Executive at such time, in such manner and in such amounts as is consistent with the normal practices of the Company or as provided in the applicable bonus plan.

     3.5 MODIFICATION OF DEFERRAL ELECTION. An election to defer shall be irrevocable except that the Administrative Committee may waive or reduce the amount to be deferred upon a finding of severe financial hardship as specified in 6.6.


SECTION 4. CREDITING OF DEFERRED COMPENSATION.

     4.1 ACCOUNT FOR PARTICIPANT. All amounts of an Eligible Executive's compensation deferred pursuant to Section 3 shall be credited to an account for such Eligible Executive. Such accounts shall also be credited with earnings and losses in accordance with Section 5. The amount to be paid to an Eligible Executive from the Plan in accordance with Section 6 shall be based on an amount equal to the balance of the Eligible Executive's account at the time of payment.

     4.2 CREDIT FOR AMOUNTS FROM PREDECESSOR PLAN. At the discretion of the Company, an Eligible Executive shall be credited with an amount equal to the Eligible Executive's credit (Predecessor Plan Credit) under the Cadence Corporation Executive Deferred Compensation Plan (Predecessor Plan) as follows:
          (a) The credit shall reflect assumption by the Company of the Cadence Corporation obligation to the Eligible Executive under the Predecessor Plan.
          (b) The amount of the Prior Plan Credit shall be determined by the Administrative Committee as of a date relating to the assumption. The date shall not be required to be the effective date of the assumption.
          (c) The assumption shall cover all of the Eligible Executive's interest under the Predecessor Plan and the Eligible Executive shall look solely to the Company under this Plan for the payment of the Prior Plan Credit.
          (d) The amount credited to an Eligible Executive under 4.2 and subsequent earnings shall be paid to the Eligible Executive in accordance with the Eligible Executive's deferral election under the Predecessor Plan. The deferral election shall become part of this Plan. Subsequent earnings on Predecessor Plan Credit shall be determined under procedures for investment credit under this Plan.

     4.3 COMPANY CONTRIBUTIONS TO THE PLAN. The Company may, in its sole discretion and at any time, credit matching or other contributions to any Eligible Executive's account. Such Company contributions shall be separately accounted for, and may be subject to such payment restrictions and forfeiture provisions as the Compensation Committee, in its sole discretion, shall determine.

SECTION 5. INVESTMENT CREDIT.

     5.1 CREDIT BASED ON INDEX FUNDS. Subject to 5.2, amounts deferred by the Eligible Executive pursuant to Section 3 above and any Company contributions pursuant to 4.3, shall be credited with earnings as if the amounts were invested in specific investment funds selected by the Administrative Committee (index funds). The
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Administrative Committee, in its sole discretion, may establish a procedure allowing any Eligible Executive to request that earnings be credited for his or her account with respect to the results of one or more of the index funds selected by the Administrative Committee. The procedure may specify the frequency with which Eligible Executives may change their investment index requests.

     5.2 COMPANY DISCRETION TO FOLLOW INSTRUCTIONS. The Administrative Committee shall not be obligated to comply with, nor be liable for any failure to comply with, the investment request of any Eligible Executive. The Administrative Committee shall have sole discretion whether or not to credit earnings with regard to the results of one or more of the index funds to the account of any Eligible Executive in the manner requested by the Eligible Executive under this
Section 5.

     5.3 INFORMAL FUNDING. The Company may informally fund its obligations under the Plan in any manner that it chooses and shall not be required to invest any amounts in any particular investment, including any index fund. The Company may, without limitation, purchase life insurance or any security or other property to fund its obligations under the Plan.

SECTION 6. PAYMENT OF DEFERRED COMPENSATION.

     6.1 PAYOUT ELECTION. At the time an Eligible Executive first participates in the Plan, such participant shall file a Payout Election Form designating the form in which payment of benefits shall be made following termination of employment. Such election shall apply to the Eligible Executive's entire account balance, except for amounts payable under 6.2 prior to the date of termination of employment. Payment shall be made in a lump sum unless the participant requests one of the following forms, as specified in the Payout Election Form:
          (a) Substantially equal annual installments for five years.
          (b) Substantially equal annual installments for 10 years.
          (c) Any other actuarially equivalent form of payment that the Administrative Committee may approve.

     6.2 ELECTION OF PAYOUT AT ALTERNATE PAYMENT DATE. The Deferral Election Form for any year may specify alternate dates other than at termination of employment ("alternate payment dates") for payment of amounts deferred and the form in which these amounts deferred under the Plan shall be paid to the Eligible Executive. If an Eligible Executive elects an alternate payment date, the amount to be paid shall be limited to the amount of compensation deferred; any earnings thereon or Company contributions related thereto shall be paid only upon termination of employment in the form applicable to the remainder of the Eligible Executive's account balance. The Deferral Election Form for each year may specify an alternate payment date or form of payment different from any other year's Deferral Election Form.

     6.3 CHANGE IN FORM OF PAYMENT. An Eligible Executive may change the form of payment specified in the Payout Election Form by submitting to the Administrative Committee an amended Payout Election Form that adequately identifies the Payout Election Form that is to be changed and specifies the form of payment, as amended. To be effective, the amended Payout Election Form must be received by the Administrative Committee at least twelve (12) months before the date of termination of employment. Payment dates and payout forms for amounts payable at an alternate payment date may not be changed.

     6.4 PAYMENT TO EXECUTIVE. Except as provided in 6.2, 6.5, 6.6, 6.7 and
Section 7, the balance of an Eligible Executive's account under the Plan, including any amounts scheduled to be paid at a subsequent alternate payment date, shall be paid, starting as soon as practicable, following the Eligible Executive's termination of employment with the Company.

     6.5 CALL PROVISION. The balance of an Eligible Executive's account under the Plan shall be paid in a lump sum as soon as practicable at the Eligible Executive's election and the following shall apply:
          (a) The amount paid shall be reduced by a forfeiture equal to 10 percent of the account balance.
          (b) The Eligible Executive shall be permanently ineligible to participate in this Plan after the distribution.

     6.6 HARDSHIP WITHDRAWALS. The Administrative Committee may, in its sole discretion, allow an Eligible Executive to be paid an amount equal to all or any portion of the Eligible Executive's account in the event of an


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unforeseen emergency caused by an event beyond the control of the Eligible
Executive that would result in severe financial hardship to the Eligible Executive, such as the following:
          (a) Illness or accident of the Eligible Executive or a dependent under Internal Revenue Code section 152(a).
          (b) Loss of the Eligible Executive's property due to casualty.
          (c) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Executive.

     The payment will be limited to the amount necessary to meet such unforeseen emergency. Financial hardship and the amount necessary to meet the emergency will take into consideration all available assets of the Eligible Executive, including but not limited to, assets that can be liquidated, available credit, insurance and other reimbursements, and termination of deferral of compensation to the extent allowable. Payments to the Eligible Executive under 6.6 shall reduce the Eligible Executive's account balance under the Plan.

     6.7 DISABILITY. An Eligible Executive who becomes temporarily disabled while employed or becomes eligible to receive long-term disability benefits under a plan maintained by the Company shall be treated as employed, and no payments will be made under this Plan under elections to receive benefits at termination of employment. Amounts payable at alternate payment dates shall be paid as scheduled. If disability benefits stop and disability continues the Eligible Executive shall be treated as terminated.

     6.8 DEFERMENT IN CASE OF NON-DEDUCTIBILITY. To the extent that the payment of all or a portion of an Eligible Executive's account would not be deductible by the Company for federal income tax purposes, the Company may defer payment of all or a portion of the account to the earliest one or more subsequent calendar years in which the payment of such amounts would be deductible by the Company. Deductibility shall not be determined by whether or not the Company would receive any benefit from the deduction.

     6.9 INCAPACITY. If the Administrative Committee finds that any person to whom any amount is payable hereunder is unable to care for his or her affairs because of illness or accident, then the Administrative Committee, if it so elects, may direct that any payment due him or her (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of such person (or such person's spouse, children or other dependents), to an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Administrative Committee may deem proper. Any such payment shall be in complete discharge of the Company's obligations under this Plan.

     6.10 TERMINATION OF DIRECTORS. For Eligible Executives who participate in the Plan as directors instead of as employees, references to termination of employment shall mean termination as a director.

SECTION 7. CHANGE OF FINANCIAL CONDITION.

     7.1 PAYMENT ON CHANGE OF FINANCIAL CONDITION. Notwithstanding anything in this Plan to the contrary, but subject to 7.2, the aggregate amount credited to the account of the Eligible Executive shall be paid to the Eligible Executive in one lump sum ninety (90) days after the occurrence of any of the following:
          (a) If the Company's Adjusted Tangible Net Worth falls below $15,000,000. "Adjusted Tangible Net Worth" shall be defined as a sum equal to (i) the net book value (after deducting related depreciation, obsolescence, amortization, and other proper reserves) at which the tangible assets of the Company would be shown on a balance sheet in accordance with Generally Accepted Accounting Principles ("GAAP"), less
     (ii) the amount by which the Company's liabilities (i.e., other than capital stock and surplus) would be shown on the balance sheet in accordance with GAAP, including as liabilities all reasonably estimable reserves for contingencies and other probable potential liabilities.
          (b) If the ratio of the Company's Current Assets to Current Liabilities is less than one (1.0). "Current Assets" shall be defined as the amount at which all the current assets of the Company would be shown on a balance sheet in accordance with GAAP, and "Current Liabilities" shall be defined as the amount at which all the current liabilities of the Company would be shown on a balance sheet in accordance with GAAP.
          (c) Any sale of all or substantially all of the assets of the Company.
          (d) Any liquidation or dissolution of the Company.


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     7.2 DEFERMENT IN CASE OF NON-DEDUCTIBILITY. To the extent that the payment of all or a portion of an Eligible Executive's account would not be deductible by the Company for federal income tax purposes, the Company may defer payment under this Section 7 of all or a portion of such account to the earliest one or more subsequent calendar years in which the payment of such amounts would be deductible by the Company. Deductibility shall not be determined by whether or not the Company would receive any benefit from the deduction.

SECTION 8. PAYMENT TO BENEFICIARY OR REPRESENTATIVE.

     8.1 If the Eligible Executive dies before receiving all of his or her account balance, the Company shall pay the remaining balance to the beneficiary most recently designated by the Eligible Executive (or, if no such beneficiary shall survive the Eligible Executive or if no beneficiary has been designated, to the beneficiary designated by the Eligible Executive under the Company's 401(k) plan, or if no such beneficiary has been designated under the 401(k) plan, to the Eligible Executive's estate) either by payment of one lump sum or by continuing the schedule of payments in effect at death, as the Administrative Committee in its sole discretion shall determine. The provisions of 6.9 shall apply.

SECTION 9. ADMINISTRATION.

     9.1 ADMINISTRATION OF THE PLAN. The Plan shall be administered by an Administrative Committee (the "Administrative Committee") which shall be appointed by the Compensation Committee. The Administrative Committee shall have full power, discretion and authority to interpret, construe and administer this Plan and any part hereof, and the Administrative Committee's interpretation and construction thereof, and actions hereunder, shall be binding and conclusive on all persons for all purposes. The Administrative Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Administrative Committee shall provide for the keeping of written minutes of its actions hereunder.

     9.2 PARTICIPANT STATEMENTS. The Administrative Committee shall provide to each Eligible Executive, at least annually, a statement setting forth the balance to the credit of the account of each Eligible Executive. Such statement shall be provided no later than 60 days following the end of each calendar year.

SECTION 10. CLAIMS PROCEDURE.

     10.1 REQUEST. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee. The Chair of the Administrative Committee shall respond in writing as soon as practicable.

     10.2 DENIAL. If the claim or request is denied, the written notice of denial shall state:
          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.
          (b) A description of any additional material or information required and an explanation of why it is necessary.
          (c) An explanation of the Plan's claim review procedure.

     The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

     10.3 REVIEW OF DECISION. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the full Administrative Committee. The original decision shall be reviewed by the Administrative Committee. The Administrative Committee may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review ordinarily shall be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


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SECTION 11. TRUST; UNSECURED GENERAL CREDITOR.

     11.1 TRUST. The Company may establish a trust with a financial institution for payment of benefits under this Plan. The trust shall be a grantor trust for tax purposes. The trust shall provide that any assets contributed to the trustee shall be used exclusively for payment of benefits under this Plan except in the event the Company becomes insolvent. In the event of insolvency, the trust fund shall be available for payment of obligations of the Company to its creditors.

     11.2 PAYMENT OTHER THAN FROM TRUST. Except as provided in 11.1, any amounts payable under this Plan shall be paid in cash from the general funds of the Company. The Eligible Executive and any beneficiary shall have no right, title or interest whatever in or to any investment which the Company may make to aid it in meeting its obligation hereunder or to any assets of the Company. Nothing contained in this Plan, and no action taken pursuant to the Plan provisions, shall create or be construed to create a fiduciary relationship between the Company and the Eligible Executive or a beneficiary.

     11.3 UNSECURED CREDITOR. To the extent that any person acquires a right to receive payments from the Company hereunder such right shall be no greater than the right of an unsecured creditor of the Company. Rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Eligible Executive or of the Eligible Executive's beneficiaries. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

SECTION 12. WITHHOLDING.

     12.1 WITHHOLDING ON PLAN BENEFITS. The Company shall withhold, or cause to be withheld, from any benefits payable under this Plan all Federal, state, city or other taxes as required pursuant to any law or governmental regulation or ruling.

     12.2 WITHHOLDING ON AMOUNTS CREDITED. The Company shall withhold from current compensation to the Eligible Executive amounts required to be withheld pursuant to applicable law in respect of amounts credited to the Eligible Executive under this Plan.

SECTION 13. EMPLOYMENT AND BENEFITS RIGHTS.

     13.1 EFFECT ON OTHER PLANS. Any benefit payable under this Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees or directors except to the extent otherwise provided in such plan or arrangement or required to comply with laws applicable to such plan or arrangement.

     13.2 NOT A CONTRACT OF EMPLOYMENT. This Plan is not a contract of employment and shall not affect any employment rights of the Eligible Executive or the right or ability of the Company to terminate the Eligible Executive's employment with or without cause.

     13.3 OTHER BENEFITS. This Plan shall be in addition to any rights of the Eligible Executive under any other agreement with the Company, if any, and shall not affect or reduce any benefit or compensation inuring to the Eligible Executive of a kind not expressly provided for in this Plan.

SECTION 14. BINDING EFFECT: NONASSIGNABILITY.

     14.1 This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Eligible Executive and the Eligible Executive's designees and estate. Neither the Eligible Executive nor the Eligible Executive's designees or estate shall commute, encumber, sell or other wise dispose of the right to receive the payments provided for in this Plan, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable.

SECTION 15. AMENDMENT.


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     15.1 This Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of the Company, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under this Plan which have accrued prior to the date of such action, as determined by the Administrative Committee. Any amendment which materially impairs or otherwise adversely affects the prospective rights of any person to benefits under this Plan shall be effective only for calendar years which follow the year in which notice to Eligible Executives is given.

SECTION 16. GOVERNING LAW.

     16.1 This Plan shall be governed by the laws of the State of Oregon from time to time in effect.

SECTION 17. CAPTIONS; ENTIRE AGREEMENT.

     17.1 The captions preceding the Sections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     Executed on behalf of the Company, effective as of the date first written above.

COMPANY                                INTEGRATED MEASUREMENT SYSTEMS, INC.

                                       By:   /s/ Gwyn Harvey
                                          --------------------------------------
                                       Title:  Director, Human Resources
                                              ----------------------------------
                                       Date:   June 30, 1996
                                             -----------------------------------








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